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                                LOOPER, REED & McGRAW
                            (A Professional Corporation)
                               4100 Thanksgiving Tower
                                    1601 Elm Street
                                  Dallas, Texas 75201


                                     June 15, 2001



Cap Rock Energy Corporation
500 West Wall Street, Suite 400
Midland, TX 79701

         Re:   Registration Statement of Form S-1 (No. 333-53112)

Ladies and Gentlemen:

         We consent to the inclusion of our tax opinion in the Registration Statement, to the filing our tax opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus under the caption "Experts."

                                       Very truly yours,

                                       LOOPER REED & McGRAW
                                       A Professional Corporation



                                       By: /s/ G. Tomas Rhodus
                                          ----------------------------------
                                           G. Tomas Rhodus